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                                                             EXHIBIT 23.1




                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 23, 1998, with respect to the statements of revenue and certain expenses of Prime Transferred Properties, and January 23, 1998 (except for Note 11, as to which the date is February 1, 1998), with respect to the consolidated financial statements and schedule of Prime Retail, L.P., in the Registration Statement (Form S-4) of Prime Retail, L.P. and Sky Merger Corp. and related Joint Consent Solicitation Statement/Prospectus/Information Statement and to the incorporation by reference therein of our report dated January 23, 1998 (except for Note 11, as to which the date is February 1, 1998), with respect to the consolidated financial statements and schedule of Prime Retail, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                                     /s/ ERNST & YOUNG LLP




Baltimore, Maryland
April 10, 1998